EXHIBIT 10.9

MANAGEMENT AGREEMENT

THIS AGREEMENT made as of September 10, 2002 to be effective January 1, 2003.

BETWEEN:

CYOP Systems International Inc. a company duly incorporated under the laws of the State of Nevada under Certificate of Incorporation and having a place of business at Suite 406, 1040 Hamilton Street, Vancouver, British Columbia.

(hereinafter called the "Company" or “CYOP”)

OF THE FIRST PART

AND:

Patrick Smyth of  2120  Mathers Avenue, West Vancouver, B.C. V7V 2H3

(hereinafter called the "Consultant")

OF THE SECOND PART

WITNESSETH that the parties agree as a follows:

APPOINTMENT

1.01

The Company engages the Consultant to provide services (the “Services”) described in Schedule “A” attached hereto.

TERM

2.01

The Consultant will provide the Services in accordance with the provisions of this Agreement during the term of this Agreement (the “Term”) which Term will, notwithstanding the date of execution and delivery of this Agreement, conclusively deemed to have commenced on the effective date of this agreement, unless terminated pursuant to Article 11, of this Agreement.

PAYMENT

3.01

The Company will pay to the Consultant, $5,000.00USD per month, in full payment and reimbursement for providing the Services and for necessary expenses incurred in connection therewith, in addition to any fees and expenses in the amounts, in the manner and at the times set out in Schedule “B” attached hereto and the Consultant will accept such fees and expenses as full payment and reimbursement as aforesaid.

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RECORDS

4.01

The Consultant will:

(a)

establish and maintain records of the days on which the Consultant provides Services and of the time expended on each of these days in providing Services including travel time;

(b)

establish and maintain books of accounts of all expenses incurred in providing the Services;

(c)

maintain invoices, receipts and vouchers for all expenses referred to in subparagraph (b) of this Article; and

(d)

upon the request of the Company, provide information, in summary form, relative to the records referred to in subparagraph (a) of this paragraph;

and the Company will have access at all reasonable times to such records, books of account, invoices, receipts and vouchers for the purposes of copying or auditing (or both) the same.

INDEPENDENT CONTRACTOR

5.01

The Consultant will be an independent contractor and not the servant, employee or agent of the Company it being recognized, however, that to the extent the provisions of this Agreement result in the creation of an agency relationship to allow the Consultant to perform certain of the Services on behalf of the Company, then the Consultant will, in that context, be the agent of the Company, as the case may be.

5.02

The Company may, from time to time, give such instructions to the Consultant as it considers necessary in connection with the provision of the Services, which instructions the Consultant will follow, but the Consultant will not be subject to the control of the Company in respect to the manner in which such instructions are carried out.

5.03

The Consultant will pay, promptly, as the same become due and payable as a result or consequence of monies paid or payable by the Company to the Consultant pursuant to this Agreement, all taxes, and contributions payable pursuant to any or all, as the case may be, of the Income Tax Act (Canada), the Income Tax Act (British Columbia), the Workers Compensation Act (British Columbia and the Canada Pension Plan (Canada) or any contributions deemed required by the Internal Revenue Service (“IRS”) or the State of Nevada.

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5.04

The Consultant agrees to indemnify and save harmless the Company against and for all and any claims, assessments, penalties, interest charges and legal fees and disbursements and taxes incurred as result of having to defend same made against the Company as a result of the Consultant’s failure to comply with Article 5.03, or as a result of any decisions or investigations made by any government agency or body in connection with the relationship between the parties hereto.

5.05

The Consultant may, subject to the compliance with the provisions of this Agreement and at any time or times during the Term, carry on the business of providing services to the general public in the Province of British Columbia either alone or in association or partnership with another or others, so long as it does not create a conflict of interest with the interests of the Company, or hinders the Consultant from his commitment to providing the requisite hours of Services to the Company, or does not prevent him from providing the Services in a timely and competent manner.

5.06

The Company reserves the right to refuse any person retained by the Consultant to provide the Services that it deems is unable to provide the Services in a manner and standard established by the Company.

5.07

The Consultant will not in any manner whatsoever commit or purport to commit the Company to the payment of any money to any person, firm, or corporation except with the prior written permission of the Company.

CERTIFICATIONS AND LICENCES

6.01

The Consultant will at his own cost, obtain and maintain in force throughout the Term of this Agreement all certifications and licenses necessary to qualify himself in connection with carrying out his business in the Province of British Columbia, and to provide the Services in a lawful manner to the Company.

REPORTS

7.01

The Consultant will upon request, from time to time, of the Company fully inform the Company of the matters and things done, and to be done by the Consultant in connection with the provisions of the Services and, if so requested by the Company, submit such information in writing in a timely manner.

7.02

All property including, but not limited to, files, manuals, equipment, securities, and monies of any and all customers of the Company related to the provision of the Services that are, from time to time, in the possession or control of the Consultant will be, at all times, the exclusive property of the Company. All aforesaid property will be forthwith delivered by the Consultant to the Company on the earlier of:

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(a)

the termination of this Agreement; or

(b)

the completion by the Consultant of the provisions of the Services with respect thereto; or

(c)

upon the request, at any time, by the Company.

CONFIDENTIALITY

8.01

The Consultant will treat as confidential and will not, without the prior written consent of the Company, publish, release or disclose or permit to be published, released or disclosed, either before or after the termination of this Agreement, any information supplied to, obtained by, or which comes to the knowledge of the Consultant as a direct or indirect result of this Agreement except insofar as such publication, release or disclosure is necessary to enable the Consultant to fulfill the obligations under this Agreement.

8.02

During the term of contract and for 12 months thereafter, the Consultant will not use, directly or indirectly, for his own benefit, or disclose, except in the performance of his duties hereunder:

  any trade secrets, confidential information or know-how relating to customers;

  any agreements or communications, written or verbal, including but not limited to, information regarding the Company’s Business which he has known since his association with the Company, or becomes aware of during his contract with the Company, to any person or persons, other than the directors or the management of the Company.  This restriction will not apply to any knowledge or information which is or may become (otherwise and through a default of the Consultant) available to the public generally; or to any information required to be given or made public pursuant to an order of a court of competent jurisdiction or to information which is or becomes known to the Consultant on a non-confidential basis prior to his receipt of the information during the course of discharging his duties to the Company.

CONFLICT AND NON-COMPETITION

9.01

The Consultant will not, during the Term, provide any services to any person, firm, or corporation where the performance of that service or the provision of that advice may or does, in the reasonable opinion of the Company, give rise to a conflict of interest between the obligations of the Consultant, under this Agreement, and the obligations of the Consultant to such other person, firm or corporation.

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9.02

If the Consultant is asked by any person, firm, or corporation, otherwise than pursuant to this Agreement, to perform a service or to advice and in the opinion of the Consultant the performance of that service or the provision of that advice might result in the Consultant breaching Article 9.01, then the Consultant will forthwith notify the Company, of the particular circumstances and the Company will thereafter promptly notify the Consultant whether or not the Consultant may, in light of those circumstances and Article 9.01, perform that service or provide that advice.

9.03

The Consultant further agrees to not, directly or indirectly, solicit any of the existing customers of the Company for any purpose which may be construed in any way as in direct or indirect competition with the Company for a period of 12 months from the date of termination of the Consultant's contract with the Company.

ASSIGNMENT AND SUB-CONTRACTING

10.01

The Consultant will not, without the prior written consent of the Company, assign or transfer this Agreement or sub-contract any or all of the obligations of the Consultant under this Agreement.

10.02

No sub-contract entered into by the Consultant will relieve the Consultant from any of the Consultant’s obligations under this Agreement or impose any obligations or liability upon the Company to any such sub-contractor.

10.03

The Consultant may, notwithstanding Article 10.01, assign any or all of the monies payable by the Company to the Consultant pursuant to this Agreement to any person, firm or corporation.

TERMINATION

11.01

Notwithstanding any other provision of this Agreement, if:

(a)

the Consultant fails to comply with any provision of this Agreement; or

(b)

any representation or warranty made by the Consultant in this Agreement is untrue or incorrect; or

(c)

the Consultant breaches any covenant in Article 17.

then, and in addition, to any other remedy or remedies available to the Company, the Company may, at its sole discretion and option, terminate this Agreement by written notice of termination given by the Company to the Consultant and if such option is exercised, the Company will not be under any further obligation to the Consultant except to pay the Consultant such fees and expenses as the Consultant

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may, subject to paragraph 13.01(b), be entitled to receive, pursuant to Schedule “B” attached hereto, for Services provided and expenses incurred in connection therewith to the date this Agreement is so terminated.

11.02

Notwithstanding any other provision of this Agreement, this Agreement may be terminated by either party giving, at any time, and for any reason, 30 days prior written notice of termination to the other party and if this Agreement is so terminated the Company will be under no further obligation to the Consultant except to pay to the Consultant such fees and expenses as Counsel may, subject to paragraph 13.01 (b), be entitled to receive pursuant to Schedule “B” attached hereto, for Services provided and expenses incurred in connection therewith to the date this Agreement is so terminated.

OFFICE SPACE AND CLERICAL ASSISTANCE

12.01

If at any time or time during the Term the Company and the Consultant mutually agree and consider that he Consultant, in connection with the provision of any of the Services, should be provided with office space, business equipment, or clerical assistance then the Company shall provide the Consultant with such office space, business equipment, or such clerical assistance as the Company considers necessary for such period or periods of time.  All of the Company’s business equipment shall be at all times kept at the Company’s premises unless the Consultant is given express permission to remove it from the Company’s premises.

ABSENCE

13.01

The Consultant may, during the Term, absent himself from providing the Services for up to 15 working days, or such other absence in the aggregate, provided that:

(a)

the Company’s Board of Directors pre-approves,  any such absence; and

(b)

if this Agreement is, for any reason, terminated prior to the end of the Term, then the Consultant will, on a pro rata basis, account for any absence for purposes of determining fees and expenses that the Consultant may be entitled to receive, pursuant to Schedule “B” attached hereto.

NON WAIVER

14.01

No provision of this Agreement and no breach by a party of any such provision will be deemed to have been waived unless such waiver is in writing signed by other party.

14.02

The written waiver by a party of any breach of any provision of this Agreement by other party will not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Agreement.

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ARBITRATION

15.01

All claims, disputes and other matters in questions arising out of or relating to this Agreement or to a breach or alleging breach thereof may, if the parties mutually agree in writing, be referred to a single arbitrator under the Commercial Arbitration Act, R.S.B.C. 1996, c. 55, and if so referred, the decision of that arbitrator will be final, conclusive and binding upon the parties.

NOTICES

16.01

Any notice, other than document or payment that, either party may be required or may desire to give to the other party will be conclusively deemed validly given to and received by the addressee, if served personally on the date of such personal service or, if mailed, on the second business day after the mailing of the same in British Columbia by prepaid post addressed, if to the Company:

CYOP Systems International Inc.

406 – 1040 Hamilton Street

Vancouver, British Columbia

Attention: Board of Directors

and if to the Consultant:

Patrick Smyth
2120 Mathers Avenue
West Vancouver, B.C.
V7V 2H3

16.02

Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will, for the purposes of paragraph 16.01, be conclusively deemed to be the address of the party giving such notice.

CONSULTANT’S COVENANTS

(a)

Non-Disclosure

17.01

The Consultant acknowledges and agrees that the Company has certain confidential information which is defined to include, but not limited to, knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and

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            marketing information, customer lists or names, and information regarding customers, contracts and accounts of the Company whether printed or stored electronically (hereinafter referred to as “Confidential Information”).

17.02

The Consultant agrees the Confidential Information developed or acquired by the Company is among the Company’s most valuable assets and its value may be destroyed by dissemination or unauthorized use.

17.03

The Consultant agrees that during the term of this Agreement, or at any time thereafter, he shall not, either directly or indirectly, disclose, divulge, or communicate any Confidential Information, or any information whatsoever relating to the Company or its customers to any person other than for the Company’s purposes and benefit, and shall not use for any of his own purposes that he will acquire during the term of his employment with the Company.

(b)

Non-Solicitation of Company Customers/Prospective Customers

17.07

The Consultant agrees that he shall not, without the prior written consent of the Company, at any time for a period of 12 months following the date of termination of this Agreement for whatever circumstance and reason, and with or without cause, on his own behalf, or on behalf of any person competing or endeavouring to compete with the Company, directly or indirectly, solicit, endeavour to solicit or gain the custom of, canvass or interfere with any person that:

(i)

is a customer of the Company at the date this Agreement is terminated;

(ii)

was a customer of the Company at any time within 12 months prior to the termination of this Agreement;

(iii)

has been pursued as a prospective customer by or on behalf of the Company at any time within 12 months prior to the termination of this Agreement, and in respect of whom the Company has not determined to cease all such pursuit; or

(iv)

use his personal  knowledge of or influence over any such customer or any other person known to the Consultant to be or have been a customer of the Company to or for his own benefit or that of any other person competing or endeavouring to compete with the Company.

17.08

The Consultant agrees and confirms that the restrictions in Article 17.07 are reasonable and waives all defences to the strict enforcement of them by the Company.

17.09

The Consultant agrees and confirms that Articles 17.07, 17.07 (i), 17.07 (ii), 17.07 (iii) and 17.07 (iv) are each separate and distinct covenants, severable one from the

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            other, and if any such covenant or covenants are determined to be unenforceable in whole or in part, such un-enforceability shall attach only to the covenant or covenants as determined, and all other such covenants shall continue in full force and effect.

(a)

Return of Company Property

17.10

The Consultant agrees that upon any termination of this Agreement, he shall at once deliver to the Company all books, manuals, reports, documents, records, effects, money, securities, whether in print or stored electronically, or other property belonging to the Company or for which the Company is liable to others which are in his possession, charge, control or custody.

(b)

Consultant’s Covenants Survive Termination of Agreement

17.11

The Consultant agrees that notwithstanding any termination of this Agreement for any reason or circumstance whatsoever, and with or without cause, all of the provisions entitled “Consultant’s Covenants” in this Agreement and any other provision in this Agreement necessary to give effect thereto, shall continue in full force and effect following such termination.

(c)

Remedies on Breach of Consultant’s Covenants and Breach of Agreement

17.12

The Consultant agrees that compliance with this Agreement is absolutely necessary for the Company to protect is overall business and position in the marketplace and that a breach of the obligation of secrecy and confidentiality of information of the Company and the other covenants and agreements contained in this Agreement will result in irreparable and continuing damages to the Company for which there will be no adequate remedy at law.  As a result and in the event of any breach of any such obligation, covenant or agreement, the Company shall be entitled to such injunctive and other relief as may be proper or as it may be entitled to for each and every instance of such breach from the Consultant.

17.13

The Company may exercise these remedies at such times and in such order as it may choose, and such remedies shall be cumulative.  In the event that the Company retains counsel in endeavouring to enforce this Agreement, it shall be entitled to recover, in addition to all other relief available, it s related expenses and legal fees, on a solicitor and own client basis, as well as all applicable taxes paid and disbursements incurred from the Consultant.

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ENTIRE AGREEMENT

18.01

This Agreement constitutes the entire agreement between the parties and no representations, warranties, understandings or agreements, oral or otherwise, exist between the parties, except as expressly set out in this Agreement.

MISCELLANEOUS

19.01

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

19.02

The Schedules to this Agreement are an integral part of this Agreement as if set out at length in the body of this Agreement.

19.03

The headings appearing in this Agreement have been inserted for reference and as a matter of convenience only, and in no way define, limit or enlarge the scope of any provision of this Agreement.

19.04

If any covenant or provision contained in this Agreement is determined to be void, invalid or unenforceable in whole, or in part for any reason whatsoever, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable covenant or provisions or part thereof shall be treated as severable from the remainder of the Agreement.

19.05

No modification, amendment or variation hereof shall be of effect or binding upon the parties unless agreed to in writing by each of them and thereafter such modification, amendment or variation shall have the same effect as if it had originally formed part of this Agreement.

19.06

In this Agreement wherever the singular or masculine is used it will be construed as if the plural or feminine or neuter, as the case may be, had been used where the context or the parties so require.

19.07

Any reference to a statute in this Agreement, whether or not that statute has been defined or cited, includes:

(a)

all regulations made under it;

(b)

any amendments made to it and in force; and

(c)

any statute passed in replacement of or in substitution for it.

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REPRESENTATIONS AND WARRANTIES

20.01

The Consultant represents and warrants to the Company that:

(a)

The Consultant is not aware of any disciplinary matters or proceedings pending.

(b)

he shall prior to commencing work under this Agreement and, if required, obtain and maintain during the Term the necessary coverage pursuant to the Workers’ Compensation Act of British Columbia for himself, his employees, servants and agents who may be providing the Services under this Agreement, and shall provide proof of coverage to the Company at the Company’s request.

(c)

he is not an undischarged bankrupt; and

(d)

he will and if required by law be bonded and all costs associated with acquiring that bonding will the sole responsibility of the Consultant.

20.02

All representations and warranties made in this Agreement:

(a)

are material;

(b)

will conclusively be deemed to have been relied upon by the Company in entering into this Agreement, notwithstanding any prior or subsequent investigation by the Company; and

(c)

will continue in full force and effect so long as this Agreement remains in force.

IN WITNESS WHEREOF the parties have executed this Agreement this 10th day of September, 2002.

CYOP Systems International Inc.

Per:

_____________________________

Authorized Signing Officer

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IN WITNESS WHEREOF Patrick Smyth has hereunto set his hand and seal at the City of Vancouver, in the Province of British Columbia, as of this 10th day of September, 2002.

SIGNED BY Patrick Smyth

)

in the presence of :

)

)

)

____________________________________

)   ______________________________

(Print Name of Witness)

)

Patrick Smyth

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Schedule “A”

A.

The Company agrees to contract Patrick Smyth to perform the Services.

The Consultant will be engaged as the President, of the Company. Duties will include;

  Manage and direct daily operations pursuant to the directives of the Board of Directors: and,

  Such other duties as may be assigned from time to time by the Board of Directors.

B.

Hours of Work

The Consultant will devote a minimum of 25.0 hours per week, as a combination of attendance at the Company’s office, attending meetings outside the office and telecommuting, to provide the Services.

C.

Remuneration Rate and Payment Schedule

The remuneration of the Consultant for the Services shall be at the rate of $5,000.00USD, per month, payable semi-monthly in arrears. PROVIDED that the Consultant fulfills the minimum required number of hours per week as set out in section B of this Schedule “A” and in accordance with the provisions of Section 13.01 of this Management Agreement.

In the event that Consultant does not provide the minimum number of hours required in any calendar month, then the Company at its sole option, may either terminate this Management Agreement in accordance with provisions of Section 11.01 or reduce the monthly remuneration paid to the Consultant on a pro rata basis.

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Schedule “B”

As per Section 11.02 in the agreement in the event of termination the Consultant will be entitled to a 30 day notice period with full remuneration notwithstanding the pro rata provision of Schedule “A”.

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